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                                                                    Exhibit 23.4



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated September 23, 1998 included in Recovery Network, Inc. and subsidiary's Form 10-K for the year ended June 30, 1998 and to all references to our Firm included in this registration statement.


                                             /s/ Arthur Andersen LLP
                                             ----------------------------
                                             Arthur Andersen LLP

Los Angeles, California
February 18, 1999